Exhibit 3.1
DEL MONTE FOODS COMPANY
BYLAWS
March 19, 2009
ARTICLE I
OFFICES
SECTION 1. Registered Office. The registered office of Del Monte Foods Company, a Delaware corporation (the “Company”), shall be located at 1209 Orange Street, in the City of Wilmington, in the County of New Castle, in the State of Delaware. The name of its registered agent at that address is The Corporation Trust Company.
SECTION 2. Other Offices. The Company may have other offices, either within or without the State of Delaware, at such place or places as the Board of Directors may from time to time select or the business of the Company may require.
ARTICLE II
MEETINGS OF STOCKHOLDERS
SECTION 1. Annual Meetings. Each annual meeting of stockholders for the election of directors, and for such other business as may be stated in the notice of the meeting, shall be held at such a time, date and place as the Board of Directors may determine by resolution. At each annual meeting, the stockholders entitled to vote shall elect directors as provided in Section 7 of this Article II, and may transact such other corporate business as shall be stated in the notice of the meeting.
SECTION 2. Special Meetings. Except as provided in the Amended and Restated Certificate of Incorporation, special meetings of the stockholders may be called only on the order of the Chairman of the Board or the Board of Directors and shall be held at such date and time as may be specified in the notice. The business permitted to be conducted at any special meeting of the stockholders is limited to the purpose or purposes specified in the notice.
SECTION 3. Place. All meetings of stockholders shall be held at the principal office of the Company, One Market, San Francisco, California or at such other place within or without the State of Delaware as shall be stated in the notice of the meeting. Notwithstanding the foregoing, the Board of Directors may, in its sole discretion, determine that the meeting shall not be held at any place, but shall be held solely by means of remote communication, subject to the guidelines and procedures as the Board of Directors may adopt, as permitted by applicable law.

SECTION 4. Notice of Business to be Brought Before a Meeting. At an annual meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be (i) brought before the meeting by the Company and specified in the notice of meeting given by or at the direction of the Board of Directors, (ii) brought before the meeting by or at the direction of the Board of Directors, or (iii) otherwise properly brought before the meeting by a stockholder who (A) was a stockholder of record (and, with respect to any beneficial owner, if different, on whose behalf such business is proposed, only if such beneficial owner was the beneficial owner of shares of the Company) both at the time of giving the notice provided for in this Section 4 and at the time of the meeting, (B) is entitled to vote at the meeting, and (C) has complied with this Section 4 as to such business. Except for proposals properly made in accordance with Rule 14a-8 under the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (as so amended and inclusive of such rules and regulations, the “Exchange Act”), and included in the notice of meeting given by or at the direction of the Board of Directors, the foregoing clause (iii) shall be the exclusive means for a stockholder to propose business to be brought before an annual meeting of the stockholders. Stockholders shall not be permitted to propose business to be brought before a special meeting of the stockholders, and the only matters that may be brought before a special meeting are the matters specified in the notice of meeting given by or at the direction of the person calling the meeting pursuant to Section 2. Stockholders seeking to nominate persons for election to the Board must comply with Section 5 and this Section 4 shall not be applicable to nominations except as expressly provided in Section 5.
     (a) Without qualification, for business to be properly brought before an annual meeting by a stockholder, the stockholder must (i) provide Timely Notice (as defined below) thereof in writing and in proper form to the Secretary of the Company and (ii) provide any updates or supplements to such notice at the times and in the forms required by this Section 4. To be timely, a stockholder’s notice must be delivered to, or mailed and received at, the principal executive offices of the Company not less than ninety (90) days nor more than one hundred twenty (120) days prior to the one-year anniversary of the preceding year’s annual meeting; provided, however, that if the date of the annual meeting is more than thirty (30) days before or more than sixty (60) days after such anniversary date, notice by the stockholder to be timely must be so delivered, or mailed and received, not later than the ninetieth (90th) day prior to such annual meeting or, if later, the tenth (10th) day following the day on which public disclosure of the date of such annual meeting was first made (such notice within such time periods, “Timely Notice”). In no event shall any adjournment of an annual meeting or the announcement thereof commence a new time period for the giving of Timely Notice as described above.
     (b) To be in proper form for purposes of this Section 4, a stockholder’s notice to the Secretary shall set forth:
     (i) As to each Proposing Person (as defined below), (A) the name and address of such Proposing Person (including, if applicable, the name and address that appear on the Company’s books and records); and (B) the class or series and number of shares of the Company that are, directly or indirectly, owned of record or beneficially owned (within the meaning of Rule 13d-3 under the Exchange Act) by such Proposing Persons (the disclosures to be made pursuant to the foregoing clauses (A) and (B) are referred to as “Stockholder Information”).

     (ii) As to each Proposing Person, with respect to each item of business that the stockholder proposes to bring before the annual meeting, (A) a reasonably brief description of the business desired to be brought before the annual meeting, the reasons for conducting such business at the annual meeting and any material interest in such business of each Proposing Person, (B) the text of the proposal or business (including the text of any resolutions proposed for consideration), and (C) a reasonably detailed description of all agreements, arrangements and understandings (x) between or among any of the Proposing Persons or (y) between or among any Proposing Person and any other record or beneficial holder of the shares of any class or series of the Company and/or any other person or entity (including their names) in connection with the proposal of such business by such stockholder.
     (iii) For purposes of this Section 4, the term “Proposing Person” shall mean (i) the stockholder providing the notice of business proposed to be brought before an annual meeting, (ii) the beneficial owner or beneficial owners, if different, on whose behalf the notice of the business proposed to be brought before the annual meeting is made, and (iii) any affiliate or associate (each within the meaning of Rule 12b-2 under the Exchange Act for purposes of these Bylaws) of such stockholder or beneficial owner.
     (c) A stockholder providing notice of business proposed to be brought before an annual meeting shall further update and supplement such notice, if necessary, so that the information provided or required to be provided in such notice pursuant to this Section 4 shall be true and correct as of the record date for the meeting and as of the date that is ten (10) business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to, or mailed and received by, the Secretary at the principal executive offices of the Company not later than five (5) business days after the record date for the meeting (in the case of the update and supplement required to be made as of the record date), and not later than eight (8) business days prior to the date for the meeting, if practicable (or, if not practicable, on the first practicable date prior to) any adjournment or postponement thereof (in the case of the update and supplement required to be made as of ten (10) business days prior to the meeting or any adjournment or postponement thereof).
     (d) Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted at an annual meeting except in accordance with this Section 4. The presiding officer of the meeting shall, if the facts warrant, determine that the business was not properly brought before the meeting in accordance with this Section 4, and if he or she should so determine, he or she shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.
     (e) This Section 4 is expressly intended to apply to any business proposed to be brought before an annual meeting of stockholders other than any proposal made pursuant to Rule 14a-8 under the Exchange Act. In addition to the requirements of this Section 4 with respect to any business proposed to be brought before an annual meeting, each Proposing Person shall comply with all applicable requirements of the Exchange Act with respect to any such business. Nothing in this Section 4 shall be deemed to affect the rights of stockholders to request inclusion of proposals in the Company’s proxy statement pursuant to Rule 14a-8 under the Exchange Act.

     (f) For purposes of these Bylaws, “public disclosure” shall mean disclosure in a press release reported by a national news service or in a document publicly filed by the Company with the Securities and Exchange Commission pursuant to Sections 13, 14 or 15(d) of the Exchange Act.
Section 5. Notice of Nominations for Election to the Board of Directors. Nominations of any person for election to the Board of Directors at an annual meeting or at a special meeting (but only if the election of directors is a matter specified in the notice of meeting given by or at the direction of the person calling such special meeting) may be made at such meeting only (i) by or at the direction of the Board of Directors, including by any committee or persons appointed by the Board of Directors, or (ii) by a stockholder who (A) was a stockholder of record (and, with respect to any beneficial owner, if different, on whose behalf such nomination is proposed to be made, only if such beneficial owner was the beneficial owner of shares of the Company) both at the time of giving the notice provided for in this Section 5 and at the time of the meeting, (B) is entitled to vote at the meeting, and (C) has complied with this Section 5 as to such nomination. The foregoing clause (ii) shall be the exclusive means for a stockholder to make any nomination of a person or persons for election to the Board of Directors at an annual meeting or special meeting.
     (a) Without qualification, for a stockholder to make any nomination of a person or persons for election to the Board of Directors at an annual meeting, the stockholder must (i) provide Timely Notice (as defined in Section 4) thereof in writing and in proper form to the Secretary of the Company and (ii) provide any updates or supplements to such notice at the times and in the forms required by this Section 5. Without qualification, if the election of directors is a matter specified in the notice of meeting given by or at the direction of the person calling such special meeting, then for a stockholder to make any nomination of a person or persons for election to the Board of Directors at a special meeting, the stockholder must (i) provide timely notice thereof in writing and in proper form to the Secretary of the Company at the principal executive offices of the Company, and (ii) provide any updates or supplements to such notice at the times and in the forms required by this Section 5. To be timely, a stockholder’s notice for nominations to be made at a special meeting must be delivered to, or mailed and received at, the principal executive offices of the Company not earlier than the one hundred twentieth (120th) day prior to such special meeting and not later than the ninetieth (90th) day prior to such special meeting or, if later, the tenth (10th) day following the day on which public disclosure (as defined in Section 4) of the date of such special meeting was first made. In no event shall any adjournment of an annual meeting or special meeting or the announcement thereof commence a new time period for the giving of a stockholder’s notice as described above.
     (b) To be in proper form for purposes of this Section 5, a stockholder’s notice to the Secretary shall set forth:
     (i) As to each Nominating Person (as defined below), the Stockholder Information, except that for purposes of this Section 5 the term “Nominating Person” shall be substituted for the term “Proposing Person” in all places it appears in Section 4;
     (ii) As to each person whom a Nominating Person proposes to nominate for election as a director, (A) all information with respect to such proposed nominee that would be required to be set forth in a stockholder’s notice pursuant to this Section 5 if such proposed nominee were a Nominating Person, (B) all information relating to such proposed nominee that is required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors in a contested election pursuant to Section 14(a) under the Exchange Act (including such proposed nominee’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected), (C) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among any Nominating Person, on the one hand, and each proposed nominee, his or her respective affiliates and associates, including, without limitation, all information that would be required to be disclosed pursuant to Item 404 under Regulation S-K if such Nominating Person were the “registrant” for purposes of such rule and the proposed nominee were a director or executive officer of such registrant, and (D) a completed and signed questionnaire, representation and agreement as provided in Section 5(e); and
     (iii) The Company may require any proposed nominee to furnish such other information (A) as may reasonably be required by the Company to determine the eligibility of such proposed nominee to serve as an independent director of the Company in accordance with the Company’s Corporate Governance Guidelines or (B) that could be material to a reasonable stockholder’s understanding of the independence or lack of independence of such proposed nominee.
     (iv) For purposes of this Section 5, the term “Nominating Person” shall mean (i) the stockholder providing the notice of the nomination proposed to be made at the meeting, (ii) the beneficial owner or beneficial owners, if different, on whose behalf the notice of the nomination proposed to be made at the meeting is made, and (iii) any affiliate or associate of such stockholder or beneficial owner.
     (c) A stockholder providing notice of any nomination proposed to be made at a meeting shall further update and supplement such notice, if necessary, so that the information provided or required to be provided in such notice pursuant to this Section 5 shall be true and correct as of the record date for the meeting and as of the date that is ten (10) business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to, or mailed and received by, the Secretary at the principal executive offices of the Company not later than five (5) business days after the record date for the meeting (in the case of the update and supplement required to be made as of the record date), and not later than eight (8) business days prior to the date for the meeting, if practicable (or, if not practicable, on the first practicable date prior to) any adjournment or postponement thereof (in the case of the update and supplement required to be made as of ten (10) business days prior to the meeting or any adjournment or postponement thereof).
     (d) Notwithstanding anything in these Bylaws to the contrary, no person shall be eligible for election as a director of the Company unless nominated in accordance with this Section 5. The presiding officer at the meeting shall, if the facts warrant, determine that a nomination was not properly made in accordance with this Section 5, and if he or she should so determine, he or she shall so declare such determination to the meeting and the defective nomination shall be disregarded.
     (e) To be eligible to be a nominee for election as a director of the Company, the proposed nominee must deliver (in accordance with the time periods prescribed for delivery of notice under this Section 5) to the Secretary at the principal executive offices of the Company a written questionnaire with respect to the background and qualification of such proposed nominee (which questionnaire shall be provided by the Secretary upon written request) and a written representation and agreement (in form provided by the Secretary upon written request) that such proposed nominee (i) is not and will not become a party to (A) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such proposed nominee, if elected as a director of the Company, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Company or (B) any Voting Commitment that could limit or interfere with such proposed nominee’s ability to comply, if elected as a director of the Company, with such proposed nominee’s fiduciary duties under applicable law, (ii) is not, and will not become a party to, any agreement, arrangement or understanding with any person or entity other than the Company with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed to the Company and (iii) in such proposed nominee’s individual capacity and on behalf of the stockholder (or the beneficial owner, if different) on whose behalf the nomination is made, would be in compliance, if elected as a director of the Company, and will comply with applicable publicly disclosed corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of the Company.
     (f) In addition to the requirements of this Section 5 with respect to any nomination proposed to be made at a meeting, each Nominating Person shall comply with all applicable requirements of the Exchange Act with respect to any such nominations.
SECTION 6. Quorum. Except as otherwise required by law, by the Amended and Restated Certificate of Incorporation of the Company or by these Bylaws, the presence, in person or by proxy, of stockholders holding shares of capital stock constituting a majority in voting power of capital stock of the Company issued and outstanding and entitled to vote thereat, shall constitute a quorum at all meetings of the stockholders. In case a quorum shall not be present at any meeting, the chairman of the meeting or holders of a majority in voting power of the outstanding stock present in person or by proxy and entitled to vote thereat, shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting of the time, place, if any, thereof and the means of remote communication, if any, by which stockholders may be deemed present in person at such adjourned meeting. At any such adjourned meeting at which the requisite amount of stock entitled to vote shall be represented, any business may be transacted that might have been transacted at the meeting as originally noticed; but only those stockholders entitled to vote at the meeting as originally noticed shall be entitled to vote at any adjournment or adjournments thereof. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.
SECTION 7. Voting. Each stockholder entitled to vote in accordance with the terms of the Amended and Restated Certificate of Incorporation of the Company and these Bylaws may vote in person or by proxy executed in writing by the stockholder or by his or her duly authorized attorney-in-fact. Any such proxy shall be filed with the Secretary of the Company before or at the time of the meeting. If a quorum is present, subject to the provisions in these Bylaws relating to director elections, the affirmative vote of a majority in voting power of the shares of stock of the Company which are present in person or by proxy and entitled to vote thereon at a meeting of the stockholders shall be the act of the stockholders, unless the vote of a greater or lesser number of shares of stock is required by law, the Amended and Restated Certificate of Incorporation of the Company or these Bylaws.
The Secretary shall prepare, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, for a period of at least ten days prior to the meeting: (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting or (ii) during ordinary business hours, at the principal place of business of the Company. If the meeting is to be held at a place, the list (in electronic form or otherwise) shall also be produced and kept at the time and place of the meeting during the whole time thereof and may be inspected by any stockholder who is present. If the meeting is to be held solely by means of remote communication, the list shall also be open to the examination of any stockholder during the whole time thereof on a reasonably accessible electronic network and the information required to access such list shall be provided with the notice of the meeting. Except as otherwise provided by law, the stock ledger shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list of stockholders or the books of the Company, or to vote in person or by proxy at any meeting of stockholders.
With respect to an uncontested election, each director of the Company shall be elected by the vote of a majority of the votes cast by the shares present in person or represented by proxy at the meeting and entitled to vote. With respect to an election of directors in which majority voting applies, stockholders shall be given the choice to cast “for,” “against” or “abstain” votes. With respect to a contested election, each director of the Company shall be elected by the vote of a plurality of the shares present in person or by proxy at the meeting and entitled to vote. With respect to an election of directors in which plurality voting applies, stockholders shall be given the choice to cast “for” or “withhold” votes, and shall not have the ability to cast any other vote.
For purposes of this Section 7 of Article II, (i) a “majority of the votes cast” means that the number of votes cast “for” a nominee for director must exceed the number of votes cast “against” such nominee; (ii) an “uncontested election” is an election of directors in which, as of the date that is fourteen (14) days in advance of the day the Company files its definitive proxy statement (regardless of whether or not thereafter revised or supplemented) with the Securities and Exchange Commission, the number of nominees is not greater than the number of directors to be elected; and (iii) a “contested election” is an election of directors in which, as of the date specified in clause (ii), the number of nominees is greater than the number of directors to be elected.
As provided in the Company’s Amended and Restated Certificate of Incorporation, an elected director shall hold office until the annual meeting for the year in which his or her term expires and until his or her successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office.
Prior to an uncontested election, each incumbent director nominee will submit to the Board of Directors a written offer to resign following such uncontested election. Such offer to resign shall be conditioned upon (i) the incumbent director nominee’s failure to receive a majority of the votes cast as aforesaid (the voting condition); and (ii) acceptance of the offer to resign by the Board in accordance with these Bylaws and the policies and procedures adopted by the Board for such purposes. Such offer to resign shall be irrevocable and shall, subject to the satisfaction of the voting condition and the provisions below, be effective ninety (90) days after the date of certification of election results as shown on the executed Certificate of Inspector of Elections (the election certification date).
If the voting condition is satisfied, the Nominating and Corporate Governance Committee (Governance Committee) will first consider the offer to resign and will make its recommendation to the Board of Directors within sixty (60) days after the election certification date. The Governance Committee shall be entitled to consider all factors and constituencies (including those constituencies referred to in Article XI of the Company’s Amended and Restated Certificate of Incorporation) it deems relevant to the best interests of the Company including: the documented reasons, if any, provided by stockholders with respect to “against” votes; whether the cause or causes of the “against” votes are curable; the factors set forth in the Company’s Corporate Governance Guidelines and the Governance Committee’s charter that are to be considered by the Governance Committee when evaluating potential candidates for the Board of Directors as such factors relate to each director affected; the length of service, qualifications and contributions of the affected director; the potential impact of accepting the offer to resign on the Company’s strategy, future prospects, compliance with exchange listing standards regarding director independence, financial expertise and the like and on the Company’s financing arrangements and material contracts; the potential acceleration of change in control provisions and other rights in severance or employment agreements, and other compensation arrangements and agreements; and the Company’s Amended and Restated Certificate of Incorporation and these Bylaws.
If a majority of the members of the Governance Committee are nominees and do not receive a majority of the votes cast in their respective elections, then the independent members of the Board of Directors who were not nominees for election or who received a majority of the votes cast in their election will consider the offers to resign as provided above and will recommend to the Board of Directors whether to accept or reject each such offer. Such independent members of the Board of Directors may designate a committee of independent directors for this purpose.
The Board of Directors shall consider the Governance Committee’s (or if applicable the independent directors’) recommendation within ninety (90) days after the election certification date. The Board of Directors may consider the factors and constituencies considered by the Governance Committee (or independent directors) and any other factors and information it may lawfully take into account relative to the particular offer to resign.
An offer to resign will be deemed accepted and effective ninety (90) days after the election certification date unless the Board of Directors affirmatively determines prior to the expiration of such ninety (90) days (a) to decline the offer to resign, (b) to accept the offer to resign or (c) to accept the offer to resign on a specified future date or concurrent with the appointment of a replacement director to fill the vacancy which will result from the effectiveness of the offer to resign. Notwithstanding the foregoing, if the Board of Directors’ acceptance of all the offers to resign would result in the Company having fewer directors than the minimum specified in the Company’s Amended and Restated Certificate of Incorporation, then the Board of Directors may extend the effective date of such offers to resign as necessary to maintain at least the required minimum number of directors until such time as additional directors can be elected by the Board.
Following any determination by the Board of Directors with respect to an offer to resign, the Company will timely file (generally within four (4) business days) a Current Report on Form 8-K (or other applicable form) with the Securities and Exchange Commission to announce its decision to accept or decline the offer to resign and, in each case, provide an explanation in reasonable detail. To the extent that one or more director’s resignations are accepted by the Board of Directors (or become effective without Board of Directors action), the Governance Committee (or if applicable the remaining independent directors) will recommend to the Board whether to fill such vacancy or vacancies or to reduce the size of the Board of Directors.
The process relating to nominees for directors in uncontested elections who do not receive a majority of the votes cast in their elections will be described in each proxy statement of the Company pertaining to the election of directors.
SECTION 8. Organization. At every meeting of stockholders, the Chairman of the Board, if there be one, shall conduct the meeting or, in the case of vacancy in office or absence of the Chairman of the Board, one of the following officers present shall conduct the meeting in the order stated: the Lead Director of the Board, the Chief Executive Officer, the Chief Financial Officer, the President, any Vice President, or, in the absence of any thereof, a chairman chosen by the stockholders, shall act as chairman of the meeting, and the Secretary, or in his or her absence, an Assistant Secretary, or in the absence of both the Secretary and Assistant Secretaries, a person appointed by the chairman of the meeting, shall act as Secretary.
SECTION 9. Conduct of Meetings. The date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting shall be announced at the meeting by the chairman of the meeting. The Board of Directors may adopt by resolution such rules and regulations for the conduct of the meeting of stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board of Directors, the chairman of any meeting of stockholders shall have the right and authority to convene and to adjourn the meeting, to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the chairman of the meeting, may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) rules and procedures for maintaining order at the meeting and the safety of those present; (iii) limitations on attendance at or participation in the meeting to stockholders of record of the Company, their duly authorized and constituted proxies or such other persons as the chairman of the meeting shall determine; (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (v) limitations on the time allotted to questions or comments by participants. The chairman of any meeting of stockholders, in addition to making any other determinations that may be appropriate to the conduct of the meeting, shall, if the facts warrant, determine that a matter or business was not properly brought before the meeting and if such chairman should so determine, such person shall so declare to the meeting and any such matter or business not properly brought before the meeting shall not be transacted or considered. Unless and to the extent determined by the Board of Directors or the chairman of the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.
SECTION 10. Inspectors of Election. The Company may, and shall if required by law, in advance of any meeting of stockholders, appoint one or more inspectors of election, who may be employees of the Company, to act at the meeting or any adjournment thereof and to make a written report thereof. The Company may designate one or more persons as alternate inspectors to replace any inspector who fails to act. In the event that no inspector so appointed or designated is able to act at a meeting of stockholders, the chairman of the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath to execute faithfully the duties of inspector with strict impartiality and according to the best of his or her ability. The inspector or inspectors so appointed or designated shall (i) ascertain the number of shares of capital stock of the Company outstanding and the voting power of each such share, (ii) determine the shares of capital stock of the Company represented at the meeting and the validity of proxies and ballots, (iii) count all votes and ballots, (iv) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors, and (v) certify their determination of the number of shares of capital stock of the Company represented at the meeting and such inspectors’ count of all votes and ballots. Such certification and report shall specify such other information as may be required by law. In determining the validity and counting of proxies and ballots cast at any meeting of stockholders of the Company, the inspectors may consider such information as is permitted by applicable law. No person who is a candidate for an office at an election may serve as an inspector at such election.
ARTICLE III
DIRECTORS
SECTION 1. Number. Subject to the provisions of the Amended and Restated Certificate of Incorporation, the number of directors of the Company shall be fixed from time to time by resolution adopted by affirmative vote of a majority of such directors then in office.
SECTION 2. Committees. The Board of Directors may designate one or more committees, each committee to consist of one or more directors of the Company. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of the committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in place of any such absent or disqualified member. Any such committee, to the extent permitted by law and to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Company, and may authorize the seal of the Company to be affixed to all papers which may require it.
SECTION 3. Meetings. Regular meetings of the Board of Directors may be held without notice at such places and times as shall be determined from time to time by resolution of the Board of Directors. Special meetings of the Board of Directors may be called by the Chairman of the Board, the Lead Director of the Board, the Chief Executive Officer or the President, and shall be called by the Secretary on the written request of a majority of the directors then in office, on at least twenty-four hours’ notice to each director (except that notice to any director may be waived in writing, including by electronic transmission, by such director) and shall be held at such place or places as may be determined by the Board of Directors, or as shall be stated in the call of the meeting.
Unless otherwise restricted by the Amended and Restated Certificate of Incorporation of the Company or these Bylaws, members of the Board of Directors, or any committee designated by the Board of Directors, may participate in any meeting of the Board of Directors or any committee thereof by means of a conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.
Meetings of the Board of Directors shall be presided over by the Chairman of the Board, if any, or in his or her absence by the Lead Director of the Board, if any, or in his or her absence by the President, or in their absence by a chairman chosen at the meeting. The Secretary shall act as secretary of the meeting, but in his or her absence the chairman of the meeting may appoint any person to act as secretary of the meeting.
SECTION 4. Quorum. A majority of the entire Board of Directors shall constitute a quorum for the transaction of business. If at any meeting of the Board of Directors there shall be less than a quorum present, a majority of those present may adjourn the meeting from time to time until a quorum is obtained, and no further notice need be given other than by announcement of the time, place, if any, thereof and the means of remote communication, if any, by which the Directors may be deemed present in person or at such adjourned meeting. The vote of the majority of the Directors present at a meeting at which a quorum is present shall be the act of the Board of Directors unless applicable law, the Amended and Restated Certificate of Incorporation of the Company or these Bylaws shall require the vote of a greater number.
SECTION 5. Compensation. The directors shall receive such compensation for their services as may be prescribed by the Board of Directors. Expenses for attendance at meetings of the Board of Directors and committees of the Board of Directors may be reimbursed for all members of the Board of Directors. Nothing herein contained shall be construed to preclude any director from serving the Company in any other capacity as an officer, agent or otherwise, and receiving compensation therefor.
SECTION 6. Action Without Meeting. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if all members of the Board of Directors or of such committee, as the case may be, consent thereto in writing in accordance with applicable law.

ARTICLE IV
OFFICERS
SECTION 1. Election; Qualifications. As soon as practicable after each annual meeting of stockholders, the Board of Directors shall elect or appoint a Chairman of the Board, a President, one or more Vice Presidents, a Secretary, a Treasurer, and such other officers, including assistant officers, as the Board of Directors may from time to time deem advisable. No officer need be a director of the Company. Any two or more offices may be held by the same person, except the offices of President and Secretary.
SECTION 2. Term of Office; Vacancies. All officers shall be elected or appointed to hold office until the meeting of the Board of Directors following the next annual meeting of stockholders. Each officer shall hold office for such term, and until his or her successor has been elected or appointed and qualified unless he or she shall earlier resign, die, or be removed. Any vacancy occurring in any office, whether because of death, resignation or removal, with or without cause, or any other reason, shall be filled by the Board of Directors.
SECTION 3. Removal; Resignation. Any officer may be removed by the Board of Directors with or without cause. Any officer may resign his or her office at any time, such resignation to be made in writing and to take effect immediately or on any future date stated in such writing, without acceptance by the Company.
SECTION 4. Powers and Duties of Officers. Officers of the Company shall, unless otherwise provided by the Board of Directors, each have such powers and duties as generally pertain to the respective offices as well as such powers and duties as may be set forth in these Bylaws or may from time to time be specifically conferred or imposed by the Board of Directors.
SECTION 5. Shares of Other Corporations. Whenever the Company is the holder of shares of any other corporation, any right or power of the Company as such stockholder (including the attendance, acting and voting at stockholders’ meetings and execution of waivers, consents, proxies or other instruments) may be exercised on behalf of the Company by the Chairman, the President, any Executive Vice President, any Senior Vice President, Secretary or such other person as the Board of Directors may authorize from time to time.
SECTION 6. Delegation. In the event of the absence of any officer of the Company or for any other reason that the Board of Directors may deem sufficient, the Board of Directors may at any time and from time to time delegate all or any part of the powers or duties of any officer to any other officer or officers or to any director or directors.
ARTICLE V
TRANSFER RESTRICTIONS
Any direct or indirect sale, transfer, assignment, pledge, hypothecation or other encumbrance or disposition (a “Transfer”) of legal or beneficial ownership of any stock heretofore or hereafter issued and sold by the Company pursuant to Rule 144A or Regulation S under the Securities Act of 1933, as amended (the “Securities Act”), may be made only (i) pursuant to an effective registration statement under the Securities Act or (ii) pursuant to a transaction that is exempt from, or not subject to, the registration requirements of the Securities Act. Neither the Company nor any employee or agent of the Company shall record any Transfer prohibited by the preceding sentence, and the purported transferee of such a prohibited Transfer (the “Purported Transferee”) shall not be recognized as a security holder of the Company for any purpose whatsoever in respect of the security or securities that are the subject of the prohibited Transfer. The Purported Transferee shall not be entitled, with respect to such securities, to any rights of a security holder of the Company, including without limitation, in the case of securities that are Common Stock, the right to vote such Common Stock or to receive dividends or distributions in respect thereof, if any. All certificates representing securities subject to the transfer restrictions set forth in this Article V shall bear a legend to the effect that the securities represented by such certificates are subject to such restrictions, unless and until the Company determines in its sole discretion that such legend may be removed consistent with applicable law.
ARTICLE VI
MISCELLANEOUS
SECTION 1. Shares of Stock. The shares of stock of the Company shall be represented by a certificate, unless and until the Board of Directors of the Company adopts a resolution permitting shares to be uncertificated. Notwithstanding the adoption of any such resolution providing for uncertificated shares, every holder of stock of the Company theretofore represented by certificates and, upon request, every holder of uncertificated shares, shall be entitled to have a certificate for shares of the Company certifying the number of shares owned by such stockholder in the Company. Certificates of stock of the Company shall be of such form and device as the Board of Directors may from time to time determine.
SECTION 2. Lost Certificates. A new certificate of stock may be issued (or uncertificated shares be registered in lieu of a new certificate) in the place of any certificate theretofore issued by the Company that is alleged to have been lost or destroyed, and the Board of Directors may, in its discretion, require the owner of the lost or destroyed certificate, or such owner’s legal representatives, to give the Company a bond, in such sum as they may direct, not exceeding double the value of the stock, to indemnify the Company against any claim that may be made against it on account of the alleged loss of any such certificate, the issuance of any such new certificate, or the registration of any uncertificated shares in lieu of a new certificate.
SECTION 3. Transfer of Shares. Stock of the Company shall be transferable in the manner prescribed by applicable law and in these Bylaws. Transfers of stock shall be made on the books of the Company, and in the case of certificated shares of stock, only by the person named in the certificate or by such person’s attorney lawfully constituted in writing and upon the surrender of the certificate therefor, properly endorsed for transfer and payment of all necessary transfer taxes; or, in the case of uncertificated shares of stock, upon receipt of proper transfer instructions from the registered holder of the shares or by such person’s attorney lawfully constituted in writing, and upon payment of all necessary transfer taxes and compliance with appropriate procedures for transferring shares in uncertificated form; provided, however, that such surrender and endorsement, compliance or payment of taxes shall not be required in any case in which the officers of the Company shall determine to waive such requirement. With respect to certificated shares of stock, every certificate exchanged, returned or surrendered to the Company shall be marked “Cancelled,” with the date of cancellation, by the Secretary or Assistant Secretary of the Company or the transfer agent thereof. No transfer of stock shall be valid as against the

Company for any purpose until it shall have been entered in the stock records of the Company by an entry showing from and to whom transferred.
SECTION 4. Stockholders Record Date. In order that the Company may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors and which record date: (1) in the case of determination of stockholders entitled to vote at any meeting of stockholders or adjournment thereof, shall, unless otherwise required by law, not be more than sixty nor less than ten days before the date of such meeting; and (2) in the case of any other action, shall not be more than sixty days prior to such other action. If no record date is fixed: (1) the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; and (2) the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.
SECTION 5. Dividends. Subject to the provisions of the Amended and Restated Certificate of Incorporation of the Company, the Board of Directors may, out of funds legally available therefor at any regular or special meeting, declare dividends upon stock of the Company as and when they deem appropriate. Before declaring any dividend there may be set apart out of any funds of the Company available for dividends, such sum or sums as the Board of Directors from time to time in their discretion deem proper for working capital or as a reserve fund to meet contingencies or for equalizing dividends or for such other purposes as the Board of Directors shall deem conducive to the interests of the Company.
SECTION 6. Seal. The corporate seal of the Company shall be in such form as shall be determined by resolution of the Board of Directors. Said seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise imprinted upon the subject document or paper.
SECTION 7. Fiscal Year. The fiscal year of the Company shall end on the Sunday closest to the last day of April of each year unless otherwise determined by resolution of the Board of Directors.
SECTION 8. Checks. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Company shall be signed by such officer or officers, or agent or agents, of the Company, and in such manner as shall be determined from time to time by resolution of the Board of Directors.

SECTION 9. Notice and Waiver of Notice. Whenever any notice is required to be given under these Bylaws, personal notice is not required (except in the case of notices pursuant to Article III, Section 3), and any notice so required shall be deemed to be sufficient if given by depositing the same in the United States mail, postage prepaid, addressed to the person entitled thereto at his or her address as it appears on the records of the Company, and such notice shall be deemed to have been given on the day of such mailing. Notwithstanding the foregoing, notice to directors may be given by telegram, telecopier, telephone or other means of electronic transmission. Stockholders not entitled to vote shall not be entitled to receive notice of any meetings except as otherwise provided by law. Whenever any notice is required to be given under the provisions of any law, or under the provisions of the Amended and Restated Certificate of Incorporation of the Company or of these Bylaws, a waiver thereof, in writing and signed by the person or persons entitled to said notice, or a waiver by electronic transmission by the person entitled to notice, whether before or after the time stated thereon, shall be deemed equivalent to such required notice. Neither the business to be transacted at nor the purpose of any regular or special meeting of the stockholders, directors, or members of a committee of directors need be specified in a waiver of notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.
ARTICLE VII
AMENDMENTS
In furtherance and not in limitation of the powers conferred by law, the Board of Directors of the Company is expressly authorized and empowered to adopt, amend and repeal the Bylaws of the Company by a majority vote at any regular or special meeting of the Board of Directors or by unanimous consent in lieu of a meeting.

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